Exhibit 21.1

The following is a list of the consolidated subsidiaries of KKR Real Estate Finance Trust Inc. as of December 31, 2018.
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Organization
KKR Real Estate Finance Holdings L.P.	Delaware
KREF Capital LLC	Delaware
KREF Capital TRS LLC	Delaware
KREF Holdings I LLC	Delaware
KREF Holdings II LLC	Delaware
KREF Holdings III LLC	Delaware
KREF Holdings IV LLC	Delaware
KREF Holdings V LLC	Delaware
KREF Holdings VI LLC	Delaware
KREF Holdings VII LLC	Delaware
KREF Holdings X LLC	Delaware
KREF Lending I LLC	Delaware
KREF Lending II LLC	Delaware
KREF Lending III LLC	Delaware
KREF Lending III TRS LLC	Delaware
KREF Lending IV LLC	Delaware
KREF Lending V LLC	Delaware
KREF Lending VI LLC	Delaware
KREF Lending VII LLC	Delaware
KREF Management Unit Holdings LLC	Delaware
KREF Mezz Holdings LLC	Delaware
KREF RECOP Holdings LLC	Delaware
KREF Securities Holdings, LLC	Delaware
KREF Securities Holdings II, LLC	Delaware
REFH Holdings LLC	Delaware
REFH SR Mezz LLC	Delaware
KREF Finance Holdings LLC	Delaware
KREF Finance Holdings L.P.	Delaware
KREF Finance TRS LLC	Delaware
KREF CLO Sub-REIT LLC	Delaware
KREF CLO Loan Seller LLC	Delaware
KREF CLO Holdings LLC	Delaware
KREF 2018-FL1 Ltd.	Cayman Islands
KREF 2018-FL1 LLC	Delaware